Exhibit 10.17

Rural Credit Cooperative

Maximum Mortgage Guarantee Contract

No.: Sihui (Dawang) Rural Credit (2009) GDZ No. 0401

Mortgagor:	Guangdong Jinhao Motorcycle Co., Ltd.

Mortgagee:	Sihui Rural Credit Association, Dawang Branch

Maximum Mortgage Guarantee Contract

No.: Sihui (Dawang) Rural Credit (2009) GDZ No. 0401

Mortgagor: Guangdong Jinhao Motorcycle Co., Ltd.

ID No./Enterprise legal person registration No.: 441200400008320

Legal representative (responsible person): Tsoi Man Hoo                                 Position: Chairman

Address: Dawang Industrial Park, Zhaoqing New & High Technology Industrial Development Zone      Postal Code: 526238

Telephone: ______________________                                     Fax: ______________________

Mortgagee: Sihui Rural Credit Association, Dawang Branch

Legal representative (responsible person): He Xiaohong Position: Director

Address: Dawang                                                        Postal Code: 526238

Telephone: ______________________                                     Fax: ______________________

WHEREAS

At the request of Guangdong Jinhao Motorcycle Co., Ltd. (hereinafter referred to as “Debtor”) and in order to secure the performance of a series of debtor and creditor contracts with regard to the maximum amount and the period agreed in article 1 hereof by the Mortgagee and the Debtor (hereinafter referred to as the “Master Contract”), the Mortgagor shall, based on thorough and prudent understanding to the acts and obligations of the Debtor under the Master Contract as well as accurate understanding to the possible legal consequences, be willing to provide the Mortgagee collateralized mortgage for the liabilities to be performed by the Debtor under the Master Contract.

The parties hereby enter into this Contract by consensus in accordance with the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China, the Guaranty Law of the People’s Republic of China and other relevant laws, regulations and rules.

Article 1 Principal Creditor’s Right Guaranteed and the Maximum Amount

1.

The Mortgagor is willing to provide collateralized mortgage with the mortgaged property as agreed in the Contract for all businesses handled by the Debtor in the place of the Mortgagee from April 1, 2009 to April 1, 2014 and the maximum principal balance of the liabilities actually formed (be converted into RMB eighteen million Yuan in words only, 18,000,000 Yuan in figures). With regard to foreign currency business, it shall be converted according to the selling price of the very day when the business occurs. The aforementioned businesses (collectively called “financing business”) shall include: (subject to that marked with “

[ X ] RMB/foreign crrency loan	[ ] L/C issuance finance	[ ] Export credit packing loan

[ ] Discount of bank's/trade acceptance bill	[ ] inward documentary bill	[ ] Bank guarantee

[ ] Acceptance of bank acceptance bill	[ ]Outward documentary bill

Other businesses:

2.	The aforementioned period only refers to the time when financing business occurs instead of the repayment time when the financing is due.

3.

The Debtor may, within the agreed time limit and the maximum loan principal balance, apply to recycle the aforementioned line of credit. The start date, due date, interest rate and amount of each loan shall be subject to the Master Contract or the certificate of indebtedness or relevant certificate of creditor’s rights under the Master Contract.

4.

The Mortgagee may, within the agreed time limit and the maximum loan principal balance, not go through mortgage procedures for each loan granted with the Mortgagor when handling specific financing businesses. The Mortgagor agrees that it is unnecessary to obtain its consent or inform of it the Master Contract and relevant documents to be concluded between the Mortgagee and the Debtor. No matter whether the Mortgagor receives or be informed of the Master Contract and relevant documents, it will give confirmation on such Master Contract and relevant documents and agree to include liabilities thereunder to the mortgage scope set forth herein.

5.

The Mortgagor shall bear collateralized guarantee liability with regard to any businesses occurring within the agreed time limit and the maximum loan principal balance in the original currency of such business.

Article 2 Scope of Collateralized Guarantee

1.

The collateralized guarantee hereunder shall cover all liabilities to be borne by the Debtor under each master contract, including but not limited to all principals, interests (including normal interests, overdue interests, compound interests and default interests, etc.), liquidated damages, damages and all expenses arising from realization of the creditor’s right and mortgage right by the Mortgagee (including but not limited to legal cost, attorney fee, property preservation fee, travel expense, execution fee, appraisal fee and auction charge, etc.)

2.	The effectiveness of the mortgage right shall govern the principal thing, accessory thing, principal right, accessory right, attached thing, processed thing and yield, etc.

3.

The mortgage hereunder shall not be affected by any guarantee provided by a third party other than the Debtor of the Mortgagee and the Mortgagor, that is to say, no matter whether the Mortgagee has other guarantees over the creditor’s rights under the master contract (including but not limited to warranty, mortgage, pledge, letter of guarantee, standby letter of credit, security deposit and performance security, etc.), it shall have right to directly ask the Mortgagor to undertake guarantee liability within its scope of guarantee by dint of its mortgaged property in a random order.

Article 3 Mortgaged Property

1.	The Mortgagor agrees to collateralize the properties listed in the mortgage list, which shall constitute a part of this Contract.

2.

The mortgaged property is valued at (purchase price/appraisal price) RMB (currency) 54,833,500 yuan. Its terminal value shall be subject to the net income from disposal when the right of mortgage is realized.

Article 4 Promises and Warranties

1.

The Mortgagor shall be an enterprise legal person or organization (or natural person with full competency for civil rights and acts) that is duly established in accordance with the law of the People’s Republic of China and effectively exist in China. The Mortgagor shall have legal, complete and absolute right to execute and perform this Contract, and all authorization procedures (including internal authorization) required for executing and performing this Contract have been completed thoroughly. The Mortgagor has already obtained all necessary authorization, consents, approvals or licenses in connection with the conclusion, effectiveness, performance and implementation of this Contract and relevant documents, and such authorization, consents, approvals or licenses are completely legal and effective. The signatory on behalf of the Mortgagor to execute this Contract and relevant documents shall be effective authorized representative of the Mortgagor and have been legally and thoroughly authorized by the Mortgagor.

2.

The Mortgagor warrants that the mortgaged property has clearly established ownership, without dispute of ownership, being sealed up, detained or leased etc. (where the mortgaged property has already been leased, written confirmation order or confirmation document in a form acceptable by the Mortgagee stating that the Mortgagor waives its leasehold relation against the right of mortgage hereunder and issued by the Lessee against the Mortgagee have already been obtained). The Mortgagor shall have complete, legal and effective ownership and disposition with regard to the mortgaged property in accordance with the law, and shall have absolute right to establish collateralized guarantee rights on the mortgaged property pursuant to this Contract.

3.	The mortgaged property shall originate from legitimate source and may be circulated or transferred according to the law.

4.	The Mortgagor shall not conceal any default on tax or construction cost or leasing of the mortgaged property.

5.	The Mortgagor has already obtained the consent of the co-owner of mortgaged property with regard to the mortgage matter hereunder and the co-owner is willing to be bound by this Contract.

6.

No mortgage right or other security right has been created on the mortgaged property when the Contract is executed and mortgage registration is handled, unless otherwise agreed by the Mortgagee and Mortgagor.

7.	No circumstance that may affect the realization of the mortgage right by the Mortgagee exists.

8.

The Mortgagor shall not, without written consent of the Mortgagee, require the Debtor to establish counter guarantee by means of property mortgage or pledge with regard to its obligations hereunder. Where the Mortgagor and Debtor enter into a counter guarantee agreement or other agreement alike with regard to the guarantee liability hereunder, the Mortgagor can only exercise its rights under such counter guarantee agreement or agreement alike when the guarantee liability hereunder has been fully fulfilled.

9.

When the Mortgagor fails to perform its obligations hereunder, the Mortgagee may make public disclosure with respect to the noncompliance of the Mortgagor, or provide relevant information to the collection agent for the purpose of collection, without bearing any liability regarding the influences brought to the Mortgagor there from.

10.

The Mortgagor agrees that Mortgagee may provide information pertaining to this Contract and other relevant information to the individual credit information database, enterprise credit information database and other legally established credit database of the People’s Bank of China for query and use by qualified organizations or individuals in accordance with relevant laws and regulations or the provisions of other regulatory documents or requirements of the financial regulator concerned, the Mortgagee may also have right to query relevant information of the Mortgagor by dint of the individual credit information database, enterprise credit information database and other legally established credit database of the People’s Bank of China for the purpose of execution and performance of this Contract.

Article 5 Change of Master Contract

The Mortgagor hereby agrees that it is unnecessary to notify it or obtain its consent with regard to any change, modification or supplement made to the master contract guaranteed by the Mortgagee and Debtor for this Contract within the time limit and maximum principal balance agreed herein, and the Mortgagor shall also bear guarantee liabilities with regard to the changed contract with the mortgaged property.

Article 6 Existence Period of the Mortgage Right

1.

The existence period of the mortgage right hereunder shall commence from the date of execution to the day when the prescribed period for litigation or arbitration of the creditor’s right and liabilities hereunder expires.

2.

The Mortgagor hereby agrees that the Mortgagee may permit the Debtor to transfer its liabilities in whole or in part during the existence period of the mortgage right. Where the Mortgagee permits the Debtor to transfer its liabilities in the future, it is not required to obtain the oral and/or written consent of the Mortgagor, but the Mortgagor shall also bear guarantee liability with the mortgaged property and within the originally collateralized guarantee scope (including guarantee liability with regard to the liabilities transferred).

Article 7 Safekeeping of Mortgaged Property

1.

The mortgaged property shall be kept, used, cared and preserved by the Mortgagor during the existence period of the mortgage right, and shall subject to random examination by the Mortgagee at any time. Where the Mortgagee requires, the certification of ownership of the mortgaged property shall be delivered to the Mortgagor for safekeeping. Where the mortgaged property undergoes any damage, loss or other situation under which the property is devalued during existence period of the mortgage right, the Mortgagor shall take measures immediately to maintain, repair, save and timely notify the Mortgagee, and shall provide other guarantee equaling to the value decreased within seven days. All insurance money, damages and compensatory payments arising there from and obtained by the Mortgagor shall be disposed of pursuant to sub-article 5 of Article 9 herein.

2.

The Mortgagor shall pay any tax, management fee, repair charge and utilities collected by department concerned with regard to the mortgaged property in a timely manner; otherwise, it shall compensate all losses suffered by the Mortgagee there from in relation to the failure to perform the aforementioned matters.

Article 8 Insurance of Mortgaged Property

1.

Where the Mortgagee requires, the Mortgagor must, during the existence period of the mortgage right, cover full insurance specified by the Mortgagee for the mortgaged property at its own expenses and appoint the Mortgagee as the primary beneficiary. The insurance period shall at least be three months longer than the time limit set forth in sub-article 2 of Article 1 hereof. The original policies shall be delivered to the Mortgagee for safekeeping upon completion of all insurance procedures required. Where the creditor’s rights guaranteed fail to be indemnified upon expiration of the said insurance period, the Mortgagor shall extend this period accordingly; otherwise, the Mortgagee as the primary beneficiary shall have right to go through relevant renewal procedures, with the premiums being borne by the Mortgagor.

2.

The Mortgagor shall not interrupt or cancel the insurance for any reason during the existence period of the mortgage right. Where the insurance is interrupted or cancelled, the Mortgagee shall have right to handle insurance procedures on behalf, and all expenses and interests accrued thereof shall be borne by the Mortgagor. The Mortgagee shall have right to recourse such expenses against the Mortgagor and directly collect the aforementioned expenses from any account opened by the Mortgagor in rural credit cooperative system to which the Mortgagee belongs.

3.

The insurance policy shall specifically provide for that in case of any insurance accident, the insurer shall pay the insurance compensation directly to the account designated by the Mortgagee. In case any act of a third party causes the mortgaged property devalued during the existence period of the mortgaged property, the damage compensation shall be deposited into the account designated by the Mortgagee. The insurance compensation and damages shall be disposed of according to sub-article 5 of Article 9 hereof. The part of mortgaged property free from value reduction shall also be used as guarantee to the creditor’s rights.

4.	The Mortgagor shall immediately notify the Mortgagee in case of an insurance accident, and shall file a claim against the insurer in line with relevant provisions of the policy.

Article 9 Disposition of Mortgaged property

1.

The Mortgagee shall not, within the existence period of the mortgage right and without written consent of the Mortgagee, change the status of the mortgaged property or dispose of the property by means of leasing, transfer, displacement, realization, remortgage, grant, migration, liabilities offsetting, trust, joint operation in physical form, shares purchase or other means without permission. All amounts obtained from transferring, leasing and selling the mortgaged property by the Mortgagor with written consent of the Mortgagee shall be disposed of as agreed in sub-article 5 hereof.

2.

Where the mortgaged property is expropriated or removed during existence period of the mortgage right, the Mortgagor shall immediately notify the Mortgagee and all damages and compensatory payments obtained by the Mortgagor there from shall be disposed of according to sub-article 5 hereof.

3.

Where the mortgaged property devalues during the existence period of the mortgage right, the Mortgagor shall restore the value of the mortgaged property or provide a guarantee acceptable by the Mortgagee. Where the Mortgagor refuses to restore the value or provide guarantee, the Mortgagee shall have right to declare that the liabilities under the master contract be due in advance in whole or in part, and may require the Debtor to fulfill its obligations and may also exercise its mortgage right ahead of schedule.

4.

The mortgaged property hereunder shall not be included into the insolvent properties. However, the remaining property value or payment obtained when the Mortgagor exercises its right to dispose of the mortgaged property or after all payments are used to pay off the liabilities borne by the Debtor under the master contract shall not be listed into the scope of insolvent properties.

5.

The Mortgagor agrees that the Mortgagee shall have right to use any one and/or more types set forth below to dispose of all payments, insurance compensation, damages and compensatory payments obtained in connection with the mortgaged property:

(1)

Pay off or pay off in advance the principal and interest of liabilities under collateralized guarantee, the liquidated damages, damages and relevant fees that to be paid by the Debtor to the Mortgagee;

	(2)	Be transformed to time deposits, with the deposit receipt for mortgage;

	(3)	Handle deposit or drawing with a third person designated by the Mortgagee in accordance with the agreements concluded between the Mortgagor and Mortgagee;

	(4)	Be used to restore the mortgaged property with consent of the Mortgagee, so as to restore the value of the said property; and

	(5)	Other lawful and effective means of disposal.

The Mortgagor may, after new guarantee is provided by the Mortgagor and Debtor in line with the requirements of the Mortgagee, dispose of the payments obtained therefore at discretion.

Article 10 Realization of Mortgage Right

1.

The Mortgagee shall, in any of the following circumstances, dispose of the mortgaged property in whole or in part by means of discount, sell-off, auction or other means permitted by the law, and shall be first compensated with the money thus obtained:

	(1)	Where the Debtor fails to pay the financing loan principal and interest in full or violate provisions of the master contract;

	(2)	Where the successor, legatee, custodian or administrator of the Debtor refuses to continue to perform the master contract when the Debtor is deceased, missed or incapacitated;

	(3)	Where the Debtor is declared dissolved or bankrupt;

(4)

Where the Debtor transfers assets, surreptitiously withdraws funds or avoids debt, or has deteriorated operation and financial state, or fails to pay off mature debts or involves in or will soon involve in major litigation or arbitration proceedings and other legal disputes that may affect its solvency;

	(5)	Where the Mortgagee recovers loan ahead of the schedule according to provisions of laws and regulations or that of the master contract, but the Debtor fails to pay off;

	(6)	Where the Debtor violates the master contract or relevant laws and regulations and may affect the realization of creditor’s right by the Mortgagee;

	(7)	Where the Mortgagor violates its contractual obligations and thus causes the Mortgagee to terminate the master contract; and

	(8)	Other circumstance that can or may affect the realization of creditor’s right by the Mortgagee.

2.	The Mortgagee shall allocate the money thus obtained from the disposal of the mortgaged property in the following sequences:

	(1)	Pay relevant charges arising from disposal of the mortgaged property;

(2)

Pay the liquidated damages, damages and all expenses (including but not limited to attorney fee, etc.) required by the Mortgagee to realize its creditor’s right that ought to be paid but fails to be paid by the Debtor and Mortgagor to the Mortgagee;

	(3)	Pay the financing loan interests (including default interests and compound interest, etc.) owned by the Debtor to the Mortgagee; and

	(4)	Pay the financing loan principal owned by the Debtor to the Mortgagee.

3.

The remaining amount (if any) of the money thus obtained from disposal of the mortgaged property by the Mortgagee according to the law and allocated pursuant to sub-article 2 hereof shall, prior to all liabilities guaranteed hereunder being fully paid off, be disposed of according to sub-article 5 of the Article 9 hereof. The remaining amount (if any) of the money thus obtained from disposal of the mortgaged property by the Mortgagee according to the law and allocated pursuant to sub-article 2 hereof shall, after all liabilities guaranteed hereunder being fully paid off, be refunded as per required by the Mortgagor.

4.

Where the Mortgagor includes two or more persons, the Mortgagee shall, when exercising its mortgage right, have right to choose any or more mortgaged properties of one or more mortgagors at its discretion.

Article 11 Bearing of Expenses

All expenses pertaining to notarization, insurance, appraisal, registration, identification, transportation and safekeeping, maintenance and drawing hereunder shall be borne by the Mortgagor.

Article 12 Registration and Cancellation of Mortgaged Property

1.

Where it is required to go through mortgage registration with regard to the mortgage right legally established on the mortgaged property or where the Mortgagee requires to undergo mortgage registration, the Mortgagor shall timely prepare all documentations required for the said registration and shall in person and/or entrust a person designated by the Mortgagee to complete mortgage registration with the registration department concerned in line with requirements of the Mortgagee and within the time limit prescribed by the Mortgagee. The Mortgagor shall deliver certificates of other rights, original registration documents and other title certificates pertaining to the mortgaged property to the Mortgagee.

2.

The mortgage right shall be eliminated automatically when all liabilities under each master contract and this Contract are fulfilled thoroughly. The Mortgagee agrees to coordinate with the Mortgagor to go through relevant cancellation and releasing procedures.

Article 13 Independence of Mortgage

The mortgage hereunder shall be independent of the master contract and shall not be terminated or become void in consequence of the termination or ineffectiveness of the master contract. Where the master contract is recognized as wholly or partially null and void, the Mortgagor shall also undertake guarantee liability in light of this Contract with the mortgaged property, and shall also undertake guarantee liability with regard to the liabilities formed in consequence of the property refunding or loss compensation by the Debtor. Where the Mortgagee terminates its financing relation with the Debtor, the civil liabilities undertaken by the Mortgagor to the Debtor shall also be guaranteed with the mortgaged property.

Article 14 Liability for Breach

1.

The Mortgagee and Mortgagor shall both perform the obligations agreed hereunder upon execution of this Contract. Any party failing to perform its agreed obligations shall undertake corresponding liabilities for breach and compensate any direct economic losses suffered by the other party therefore.

2.

Where the Mortgagor violates this Contract during existence period of the mortgage right, the Mortgagee shall have right to require the Mortgagor to remedy its act, provide corresponding guarantee and compensate relevant losses within a prescribed time limit, and shall have right to dispose of all or part of the mortgaged property in advance.

3.	Full compensation shall be given if the Mortgagor commits any of the following acts and causes economic losses to the Mortgagee:

	(1)	Conceal any joint ownership, dispute, seal-up, supervision, detention, remortgage, leasing, default on tax or construction cost etc. in connection with the mortgaged property;

	(2)	Dispose of the mortgaged property without written consent of the Mortgagee; or

	(3)	Other act that violates this Contract or affects the realization of mortgage right of the Mortgagee.

4.

Where the collateralized guarantee hereunder is caused partially or wholly invalid for reasons of the Mortgagor, it shall bear joint and several guarantee liability with respect to the liabilities to be paid off by relevant Debtor to the Mortgagee within the maximum principal balance agreed herein and the guarantee scope set forth in Article 2 hereof.

5.

The Mortgagee shall have right to directly collect any compensation borne by the Mortgagor from any account opened by the Mortgagor in the rural credit cooperative system to which the Mortgagee belongs.

Article 15 Dispute Resolution and Governing Law

1.	The execution, change, modification, supplementation, effectiveness, interpretation, performance and implementation of this Contract shall be governed by the law of the People’s Republic of China.

2.

Any dispute or controversy arising from or in connection with this Contract shall be settled through amicable negotiation by the parties; if no settlement is reached or the parties refuse to make consultation, such dispute or controversy shall be settled by way (2) as set forth below:

(1) Be submitted to _________________arbitration commission located in____________________for arbitration.

(2) File a lawsuit with the local people’s government where the Mortgagor dwells.

3.	All contractual clauses with the exception of those in dispute shall be performed continuously prior to resolution of such dispute.

Article 16 Miscellaneous

1.

Any matters unmentioned herein shall be settled by the parties through negotiation, and all unstipulated parts shall be handled in accordance with relevant laws, regulations and other relevant provisions of the People’s Republic of China.

2.	The Mortgagor hereby declares that:

(1)	It knows the scope of business and authorization of the Debtor and Mortgagee clearly.

(2)

It has already read all clauses of this Contract and the master contract, and the Mortgagee has made corresponding explanations to the clauses of this Contract at the request of the Mortgagor. The Mortgagor knows and fully understands the meaning of each contractual clause and the corresponding legal consequences.

Article 17 Other Agreements

Loans might be recovered and re-granted for times within the prescribed time limit.
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

Article 18 Execution of Contract

This Contract shall become effective upon being signed(if the mortgagor is a person) and chopped with common seal by the legal representatives (responsible persons) or authorized representatives of the Mortgagor and Mortgagee.

Article 19 Copies of Contract Text

This Contract shall be made in quintuplicate, with the Mortgagor holding one copy, the Mortgagee holding two copies and the other two copies be kept by the Mortgagee for the moment, so as to submit them to the department or person concerned for registration, filing or archiving. All copies are equally authentic.

(The remainder of this page is for signature and seal and is intentionally left blank)

Mortgagor:

Signature: (company seal of Guangdong Jinhao Motorcycle Co., Ltd.)

Mortgagee:

Signature: (company seal of Sihui Rural Credit Association, Dawang Branch)

Date of Execution: April 1, 2009.

Place of Execution: Dawang Rural Credit Association

List of Mortgaged Properties

(Apply to land use right, house and other real estates)
(Number of the Maximum Mortgage Guarantee Contract:_____________________________________________________________)

Mortgagor:		Mortgagee:
No.	Name of Property Mortgaged	Location	Qty.	Floor Area	Building Area	Title Owner	Property No.	Value of Mortgaged Property (RMB/ten-thousand yuan)	Remark
1
2
3
4
5
Total

The Mortgagor and its co-owner hereby agree to provide mortgage in line with the provisions set forth in the Maximum Mortgage Guarantee Contract.

Confirmed by the Mortgagor and its co-owner (seal, signature): Tsoi Man Hoo

List of Mortgaged Properties (Apply to mechanical equipments mortgaged) (Number of the Maximum Mortgage Guarantee Contract: _____________________________________________________________)
Mortgagor:			Mortgagee:
Name	Brand	Specification	Type	Date of Production	Service Life	Qty.	Unit of Qty.	Value of Mortgaged Property (RMB/ten-thousand yuan)	Term of Ownership	Title Number of the Mortgaged Property	Place of Storage	Limitation of Mortgaged Property Disposition rights	Remark

Subtotal of this page (ten-thousand yuan):
Total (ten-thousand yuan):

The Mortgagor and its co-owner hereby agree to provide mortgage in line with the provisions set forth in the Maximum Mortgage Guarantee Contract.

Confirmed by the Mortgagor and its co-owner (seal, signature):

List of Mortgaged (Pledged) Properties of Sihui Rural Credit Association

Mortgagor (pledgor): Guangdong Jinhao Motorcycle Co., Ltd.

Mortgagee (pledgee): Sihui Rural Credit Association, Dawang Branch Unit: ten-thousand yuan, m2

Name of Article	Location (for storage, safekeeping and application)	Specifications	Qty. and Unit	Quality and Status	Estimated Value	Title Name	Title Number	Title Ownership, Use Right, Disposition Right	Registration Body
Land	West of Yingbin Street, Zhaoqing New & High Technology Industrial Development Zone		16984.56		12078600.03	Land use certificate		ZGY(2005)No.W045	Dawang Land and Resources Bureau
Land	West side of Guangdong Jinhao Motorcycle Co. Ltd., Zhaoqing New & High Technology Industrial Development Zone		34087.17		24241151.52	Land use certificate		ZGY(2005)No.W046	Dawang Land and Resources Bureau
Land	South side of Guangdong Jinhao Motorcycle Co. Ltd., Zhaoqing New & High Technology Industrial Development Zone		26033.47		18513748.45	Land use certificate		ZGY(2005)No.W047	Dawang Land and Resources Bureau

The aforementioned articles have been verified by the Mortgagor (pledgor) and borrower, acting as an appendix to the contract numbered Sihui Dawang Rural Credit 2009GDZ 0401.

Mortgagor (pledgor): (common seal)			Competent department:			Co-owner of Property (common seal)		Borrower: (common seal and special seal for contractual purpose)
Legal representative: Tsoi Man Hoo			(common seal)			1.
(authorized representative):			Legal representative:			2.
			(common seal)			3.		Operator:
			(authorized representative):

April 1, 2009			April 1, 2009			April 1, 2009		April 1, 2009